Exhibit 99.2 Second Quarter 2019 Earnings August 5, 2019 Earnings Call Presentation – 2Q 2019

Preliminary Matters Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are the possibility that the anticipated benefits and synergies from an acquisition may not be fully realized to the extent or within the time frame previously expected and other factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (SEC). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Earnings Call Presentation – 2Q 2019 2

Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time Diversified sources of earnings; Sustainable competitive Growing returns Strong capital/liquidity advantages and build and book value per positions; core capabilities share over time Disciplined approach to capital management Strategic focus: Consumer-related businesses with opportunities that: • Target niche markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Deliver low double-digit ROE2 over time ¹ Book value per share 2 Return on equity Earnings Call Presentation – 2Q 2019 3

Second Quarter 2019 Highlights

Specialty P&C growth and profitability continues to drive strong results

Shareholder Value Creation	***Continued double-digit return on equity and book value per share (BVPS) accretion*** • 39% increase in BVPS and 35% increase in BVPS ex. net unrealized gains on fixed maturities[1] • 12.4% ROAE[2], up 390 bps; 13.3% ROAE[2], ex. net unrealized gains on fixed maturities[1], up 380 bps
2nd Quarter Growth	***Strong growth in Specialty P&C with modest growth in L&H*** • Earnings per share increased 152% from $0.73 to $1.84, on a diluted basis • Adjusted consolidated net operating EPS[1] increased 97% from $0.70 to $1.38 • Earned premiums increased $459 million, or 70%, as reported; on an as adjusted[1] basis, earned premiums increased $84 million, or 8% • Specialty P&C Insurance increased earned premiums by $446 million, or 139%, as reported; on an as adjusted[1] basis, earned premiums increased $72 million, or 10%
Operating Performance	***Solid Specialty P&C performance; continued focus on improving Preferred P&C and L&H operations*** • Specialty P&C Insurance underlying combined ratio[1] remained strong at 94.0%, as reported or 93.3%, as adjusted[1] • Preferred P&C continued efforts to stabilize and enhance long term profitability • Life & Health, despite some benefits volatility and modest capability investment, continued to provide stable cash flow and diversification benefits
Financial Strength	***Strong capital position providing significant financial flexibility*** • $213 million of cash and investments at holding company, pro forma[3] • Approximately $660 million of available contingent liquidity • Debt-to-capital ratio of 19.2%; 17.5% pro forma[3]
Other	***Further strengthened capitalization*** • Issued equity and drew on new term loan to redeem $150 million subordinated debentures • Expanded revolving credit facility to $400 million • Repaid previous $35 million remaining term loan balance

[1] Non-GAAP financial measure; please see reconciliation in appendix
[2] Return on average shareholders' equity (5-point average)
[3] Reflects redemption of $150 million subordinated debentures and $50 million draw on term loan

KEMPER
Earnings Call Presentation – 2Q 2019 | 4

Second Quarter Highlights Continued execution of strategy yielding strong results As Adjusted As Reported for Acquisition (1) Quarter Ended Quarter Ended (Dollars in millions, except per share amounts) Change Change June 30, from 2Q’18 June 30, from 2Q’18 2019 (%) 2019 (%) Earned Premiums $1,117 69.7% $1,117 8.2% Net Investment Income $96 22.4% $96 6.4% Net Income $122 224.7% $126 93.1% Adjusted Consolidated Net Operating Income (1) $92 150.7% $96 45.0% Per Share Net Income - Diluted $1.84 152.1% $1.90 90.0% Adj. Consolidated Net Operating Income - Diluted (1) $1.38 97.1% $1.44 42.6% Book Value Per Share (BVPS) $55.34 39.5% BVPS Ex. Unrealized Gains on Fixed Maturities(1) $49.82 35.2% 151% increase in adjusted consolidated net operating income, as reported; 45%, as adjusted1, leading to 35% accretion in BVPS ex. unrealized gains on fixed maturities 1 Non-GAAP financial measure; see reconciliation in appendix Earnings Call Presentation – 2Q 2019 5

Operating Performance

Continued to produce strong operating income

Dollars per Unrestricted Share - Diluted	Three Months Ended, As Reported Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Variance QoQ
Income from Continuing Operations	**$ 1.84**	**$ 2.35**	**$ 0.08**	**$ 1.40**	**$ 0.73**	**1.11**
(Income) Loss from Change in FV of Equity & Convertible Securities	(0.30)	(0.77)	0.92	(0.13)	(0.01)	(0.29)
Investment Related (Gains)/Losses[1]	(0.25)	(0.19)	(0.20)	(0.04)	(0.06)	(0.19)
Net Impairment Losses	0.08	0.04	0.02	0.02	-	0.08
Acquisition Related Transaction, Integration & Other Costs	0.01	0.07	0.09	0.34	0.04	(0.03)
Adj. Consolidated Net Operating Income[2]	**1.38**	**1.50**	**0.91**	**1.59**	**0.70**	**0.68**
<u>*Sources of Volatility:*</u>						
Income (Loss) After-Tax From:						
Catastrophes	(0.34)	(0.21)	(0.30)	(0.24)	(0.66)	0.32
Prior-year Reserve Development	0.16	0.22	0.05	0.04	(0.05)	0.21
Alternative Investment Income	0.09	(0.01)	0.08	0.16	0.10	(0.01)
Tax Reform	-	-	-	0.40	-	-
Partial Satisfaction of Judgment	0.24	-	-	0.43	-	0.24
Impact of Purchase Accounting	(0.06)	0.03	(0.31)	(0.61)	-	(0.06)
Total from Sources of Volatility	$ 0.09	$ 0.03	$ (0.48)	$ 0.18	$ (0.61)	$ 0.70

97% increase in adjusted consolidated net operating income per diluted share[2]

KEMPER

[1] Includes net realized gains on sales of investments and net impairment losses recognized in earnings
[2] Non-GAAP financial measure; see reconciliation in appendix

Earnings Call Presentation – 2Q 2019 | 6

Specialty Property & Casualty Insurance Segment[1]

Strong, profitable Specialty P&C growth demonstrates value of operating model

Key Highlights

- 108.5% growth in policies in-force compared to 2Q'18, as reported, or 5.7%, as adjusted[2]
- Underlying combined ratio remained solid
  - Modest mix difference between go-to-market product lines and geography resulted in small shift between loss and expense ratio
- Remain focused on strengthening core capabilities, delivering value to customers and generating disciplined growth

Key Metrics ($ in millions)	2Q'19	Change to 2Q'18
Earned Premiums	$766	10.3%
U/L Loss & LAE Ratio	75.5%	(10 bps)
U/L Expense Ratio	17.8%	90 bps
Policies In-Force (000)	1,786	5.7%

Underlying Combined Ratio[2]



(%)
92.4
92.0
90.8
92.1
93.3
2Q18
3Q18
4Q18
1Q19
2Q19

Strength of franchise creating value for policyholders and shareholders

[1] As adjusted[2], including legacy Infinity in all prior periods
[2] Non-GAAP financial measure; see reconciliation in appendix; excludes impact of purchase accounting

KEMPER
Earnings Call Presentation – 2Q 2019 | 7

Preferred Property & Casualty Insurance Segment

Efforts to restore Preferred P&C franchise to target profitability are ongoing

Key Highlights

- Underlying combined ratio increased to 93.9%
  - Auto underlying loss ratio increased primarily due to impact of business mix
  - Home & Other underlying loss ratio largely deteriorated due to intra-year development of non-cat large losses
- Home exposure diversification in catastrophe prone areas is ongoing
- Continue to experience wider than normal quarterly volatility

Key Metrics ($ in millions)	2Q'19	Change to 2Q'18
Home & Other		
Earned Premiums	$71	(2.5 %)
Policies In-Force (000)	247	(4.7%)
Auto		
Earned Premiums	$118	8.5%
Policies In-Force (000)	257	3.1%



Underlying Combined Ratio[1]
(%)
98.2
79.9
97.7
89.5
104.6
79.0
99.7
89.6
100.4
83.0
2Q18
3Q18
4Q18
1Q19
2Q19
Auto
Home & Other
Total Preferred Lines

Execution of profit improvement initiatives continue; potential for wider than normal combined ratio volatility

[1] *Non-GAAP financial measure; please see reconciliation in appendix*

KEMPER
Earnings Call Presentation – 2Q 2019 | 8

Life & Health Insurance Segment Life & Health Segment demonstrated modest premium growth Key Highlights • Earned premiums grew 3.2% driven by continued focus on enhancements to our agency capabilities and process improvements • Benefits and incurred loss and LAE ratio increased due principally to one-time items • Insurance expenses were negatively impacted by short-term initiatives to improve capabilities and increase sales Revenues1 Key Metrics Change ($ in millions) 2Q’19 to 2Q’18 $212 $209 $209 $212 $215 (MM) L&H $55 $51 $52 $52 $53 Net Operating Income $13 (50.2%) Life $157 $158 $157 $160 $162 Face Value of In-Force $19,937 1.6% Policies In-Force (000) 3,514 (2.4%) 2Q18 3Q18 4Q18 1Q19 2Q19 Earned Premiums Net Investment Income Provides stable diversified cash flow generation ¹ Excludes other income Earnings Call Presentation – 2Q 2019 9

High Quality & Diversified Portfolio with Consistent Returns Stable Net Investment Income Overview • Increase in core portfolio investment $79 $92 $91 $83 $96 income primarily from the addition of (MM) $8 Infinity’s portfolio and continued organic $13 $7 $7 growth $85 $88 $72 $79 $84 • Alternative investment portfolio, which is designed to provide enhanced returns over time, produced investment income of $8 2Q18 3Q18 4Q18 1Q19 2Q19 million in 2Q19 Core Portfolio Alternative Investment Portfolio Diversified & Highly-Rated Portfolio Pre-Tax Equiv. Annualized Book Yield Portfolio Composition Fixed Maturity Ratings Other ≤ CCC Short-term B / BB 1 Alternatives¹ 5% Corporates 7% 5.2% Equity¹ 5.0% 4.6% 4.2% 4.7% 5% 6% 2% 6% 28% U.S. 50% BBB 2Q18 3Q18 4Q18 1Q19 2Q19 Gov’t 10% 64% • Lower yield primarily due to mix shift from 17% A or Higher States/ addition of Infinity portfolio Munis $8.8 Billion $6.5 Billion ¹ Equity Securities excludes $215 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments and excludes $243 million Bond ETF that has been reclassified into Corporates Earnings Call Presentation – 2Q 2019 10

Strong Current Capital Position with Ample Liquidity Capital position and liquidity resources further enhanced through recent financing activities Strong Parent Company Liquidity Risk-Based Capital Ratios (%) Life & Health P&C¹ (MM) $973 $873 $741 $684 $641 $582 $660 $400 $385 $660 $385 415 430 410 $540 375 330 335 360 380 $341 $299 $313 290 285 $197 $101 $213 2015 2016 2017 2018 2Q19 Today 1 Borrowings available under credit agreement & from subs 2015 2016 2017 2018 2019E HoldCo Cash & Investments ¹Excludes Alliance United Cash Flow from Operating Activities Debt-to-Capital <30% 27.4% 27.6% – 42% 21.9% 23.0% (MM) CAGR 19.2% 17.5% Debt $540 $215 $241 $241 $237 $134 1 2015 2016 2017 2018 2Q19 Today 2014 2015 2016 2017 2018 6M19 Total Capitalization $2.7B $2.7B $2.7B $3.0B $4.6B $4.5B ¹ Pro forma for the redemption of 7.375% Subordinated Debentures due February 27, 2054 and $50 million draw on term loan Earnings Call Presentation – 2Q 2019 11

Appendix Earnings Call Presentation – 2Q 2019 12

A Leading Specialized Insurer Taking advantage of a diversified portfolio of niche businesses…. Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911 >$12B ~6.4M ~30,000 >8,300 Assets Policies Agents/Brokers Employees Specialty P&C insurance providing Preferred personal lines insurance Life and health insurance personal and commercial providing preferred automobile, providing life, supplemental automobile insurance products homeowners and other personal benefits, and other property insurance products insurance products ….to create value for all our stakeholders Earnings Call Presentation – 2Q 2019 13

Achieving Infinity Acquisition Financial Targets

Earnings accretion, ROE accretion, and book value earnback targets met

Premium Outperformance[1,2]

~$160mm of direct premium above combined company expectations through 2Q 2019



~$145
~$160
Earned Premium
Written Premium

Yield Enhancement[2]

Net inv. income benefit from repositioning Infinity's portfolio is 70% higher than expected



$5 - 10
+70%
$17
2Q20 Target
Realized

Cost Savings[2]

Realized ~65% of revised target to date; ~150bps of expense ratio improvement



$55
$70 - 75
~$45
Initial Target
Revised Target
Realized

Key Financial Targets Achieved Over a Year Ahead of Schedule

Metric	Announced Target	Current Status	Achieved Target
Operating Earnings Accretion	Year 1: accretive (ex. VOBA[3]) Year 2: 10%+ accretive	• Mid-teens operating earnings accretion (ex. VOBA) • Achieving ROE and ROATCE[4] targets	✓
Tangible Book Value Earnback	2yr earnback (static method)	• Tangible book value accretion achieved three quarters after close	✓
Debt / Total Cap.	~22% by 2Q 2019	• 2Q 2019 debt / total capitalization ratio of 17.5% (pro forma for Jun-19 announced capital actions)	✓

Achieved or ahead of schedule on all financial targets

[1] Based on PIF growth in excess of combined company expectations (S-4)
[2] $ in millions; [3] Value of business acquired; [4] Return on average tangible common equity

KEMPER
Earnings Call Presentation – 2Q 2019 | 14

Capital Deployment Priorities Dedicated to being good stewards of capital 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance our business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends Capital deployment and management focused on maximizing shareholder value Earnings Call Presentation – 2Q 2019 15

2019 Reinsurance Program Aggregate stop-loss program intended to reduce volatility from high-frequency, low-severity events Catastrophe Reinsurance Program (Multi-Year) Aggregate Catastrophe Program • Same coverage as 2018 program • Coverage – $50 million in excess of $60 million – $500k deductible per storm – Perils: All perils, excluding named storms (e.g., hurricanes) and earthquakes – Covered Line: Preferred homeowners (excludes dwelling fire) 2019 Aggregate Catastrophe Reinsurance Program • Policy placed at 1/1/19 similar to prior two years – Added $25 million excess of $250 million layer for 1-year term • Total coverage: 95% of $225 million excess of $50 million Earnings Call Presentation – 2Q 2019 16

Non-GAAP Financial Measures Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. For the Periods Ended Jun. 30, 2019 Jun. 30, 2018 Book Value Per Share $ 55.34 $ 39.68 Less: Net Unrealized Gains on Fixed Maturities Per Share (5.52) (2.83) Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities $ 49.82 $ 36.85 Earnings Call Presentation – 2Q 2019 17

Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations. Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (loss) from change in fair value of equity and convertible securities, net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from early extinguishment of debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition related transaction, integration and other costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Earnings Call Presentation – 2Q 2019 18

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, net impairment losses recognized in earnings related to investments, and acquisition related transaction, integration and other costs included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	2Q19	1Q19	4Q18	3Q18	2Q18
Income from Continuing Operations - Diluted	$ 1.84	$ 2.35	$ 0.08	$ 1.40	$ 0.73
Net (Income) Loss From:					
Change in Fair Value of Equity & Convertible Securities	(0.30)	(0.77)	0.92	(0.13)	(0.01)
Net Realized Gains on Sales of Investments	(0.25)	(0.19)	(0.20)	(0.04)	(0.06)
Net Impairment Losses Recognized in Earnings	0.08	0.04	0.02	0.02	-
Acquisition Related Transaction, Integration and Other Costs	0.01	0.07	0.09	0.34	0.04
Adj. Consolidated Net Operating Income - Diluted	$ 1.38	$ 1.50	$ 0.91	$ 1.59	$ 0.70

KEMPER
Earnings Call Presentation – 2Q 2019
19

Non-GAAP Financial Measures Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Earnings Call Presentation – 2Q 2019 20

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

	For the Three Months Ended				
	2Q19	1Q19	4Q18	3Q18	2Q18
Specialty P&C Insurance					
Combined Ratio as Reported	93.5%	89.3%	94.6%	99.1%	94.5%
Current Year Catastrophe Loss and LAE Ratio	(0.6%)	(0.1%)	(0.1%)	(0.2%)	(0.7%)
Prior Years Non-Catastrophe Losses and LAE	1.1%	2.5%	0.0%	0.2%	(1.3%)
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Underlying Combined Ratio	94.0%	91.7%	94.5%	99.1%	92.5%
Preferred P&C Insurance					
Combined Ratio as Reported	103.1%	102.7%	103.9%	103.3%	112.5%
Current Year Catastrophe Loss and LAE Ratio	(12.0%)	(8.9%)	(11.3%)	(9.9%)	(22.3%)
Prior Years Non-Catastrophe Losses and LAE	2.3%	2.7%	1.6%	1.0%	(0.3%)
Prior Years Catastrophe Losses and LAE Ratio	0.5%	(0.5%)	0.4%	0.1%	1.0%
Underlying Combined Ratio	93.9%	96.0%	94.6%	94.5%	90.9%
Preferred Auto					
Combined Ratio as Reported	98.7%	100.8%	103.0%	97.5%	100.4%
Current Year Catastrophe Loss and LAE Ratio	(1.4%)	(2.2%)	(0.3%)	(2.1%)	(3.6%)
Prior Years Non-Catastrophe Losses and LAE	3.1%	1.0%	1.9%	2.3%	1.3%
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.1%	0.0%	0.0%	0.1%
Underlying Combined Ratio	100.4%	99.7%	104.6%	97.7%	98.2%
Preferred Home & Other					
Combined Ratio as Reported	110.5%	105.7%	105.3%	112.2%	130.7%
Current Year Catastrophe Loss and LAE Ratio	(29.6%)	(20.1%)	(28.5%)	(22.0%)	(50.3%)
Prior Years Non-Catastrophe Losses and LAE	0.8%	5.6%	1.1%	(1.0%)	(2.8%)
Prior Years Catastrophe Losses and LAE Ratio	1.3%	(1.6%)	1.1%	0.3%	2.3%
Underlying Combined Ratio	83.0%	89.6%	79.0%	89.5%	79.9%

KEMPER

Earnings Call Presentation – 2Q 2019 | 21

Non-GAAP Financial Measures As Adjusted for Acquisition amounts are non-GAAP financial measures. For the three months ended June 30, 2019, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. For the three months ended June 30, 2018, as adjusted amounts are computed by adding the historical results of Infinity reported on a GAAP basis to the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Earnings Call Presentation – 2Q 2019 22

Non-GAAP Financial Measures As Adjusted for Acquisition – Continued Consolidated Financial Highlights Three Months Ended 30-Jun-19 30-Jun-18 Earned Premiums Kemper - GAAP As Reported $ 1,116.6 $ 658.1 Infinity - Prior to Acquisition - 374.3 As Adjusted 1 $ 1,116.6 $ 1,032.4 Net Investment Income Kemper - GAAP As Reported $ 96.0 $ 78.4 Infinity - Prior to Acquisition - 11.8 As Adjusted 1 $ 96.0 $ 90.2 Net Income Kemper - GAAP As Reported $ 122.1 $ 37.6 Infinity - Prior to Acquisition - 27.8 Less: Impact of Purchase Accounting (4.2) - As Adjusted 1 $ 126.3 $ 65.4 As Adjusted 1 - Per Diluted Share $ 1.90 $ 1.00 Adjusted Consolidated Net Operating Income (Loss)1 Kemper $ 91.5 $ 36.5 Infinity - Prior to Acquisition - 29.5 Less: Impact of Purchase Accounting (4.2) - As Adjusted 1 $ 95.7 $ 66.0 As Adjusted 1 - Per Diluted Share $ 1.44 $ 1.01 ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018. Earnings Call Presentation – 2Q 2019 23

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty P&C Insurance Segment

	Three Months Ended				
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
Earned Premiums					
Kemper Specialty P&C - GAAP As Reported	$ 766.0	$ 729.3	$ 717.8	$ 711.2	$ 320.0
Infinity - Prior to Acquisition	-	-	-	-	374.3
As Adjusted [1]	$ 766.0	$ 729.3	$ 717.8	$ 711.2	$ 694.3
Current Year Non-CAT Losses and LAE					
Kemper Specialty P&C - GAAP As Reported	$ 579.2	$ 544.3	$ 530.3	$ 527.6	$ 247.2
Infinity - Prior to Acquisition	-	-	-	-	277.4
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE	1.2	1.5	1.9	2.5	-
As Adjusted [1]	$ 578.0	$ 542.8	$ 528.4	$ 525.1	$ 524.6
Insurance Expenses					
Kemper Specialty P&C - GAAP As Reported	$ 140.9	$ 124.8	$ 148.0	$ 176.8	$ 49.0
Infinity - Prior to Acquisition	-	-	-	-	68.1
Less: Impact of Purchase Accounting	4.4	(3.9)	24.5	47.8	-
As Adjusted [1]	$ 136.5	$ 128.7	$ 123.5	$ 129.0	$ 117.1
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	75.5%	74.4%	73.6%	73.8%	75.6%
As Adjusted [1] Expense Ratio	17.8%	17.6%	17.2%	18.1%	16.9%
As Adjusted [1] Underlying Combined Ratio	93.3%	92.1%	90.8%	92.0%	92.4%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018.

KEMPER

Earnings Call Presentation – 2Q 2019 | 24

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty Personal Automobile Insurance

	Three Months Ended				
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
Earned Premiums					
Kemper Specialty Auto - GAAP As Reported	$ 703.7	$ 669.6	$ 660.5	$ 655.3	$ 307.5
Infinity - Prior to Acquisition	-	-	-	-	332.6
As Adjusted [1]	$ 703.7	$ 669.6	$ 660.5	$ 655.3	$ 640.1
Current Year Non-CAT Losses and LAE					
Kemper Specialty Auto - GAAP As Reported	$ 537.0	$ 498.8	$ 492.0	$ 485.6	$ 237.8
Infinity - Prior to Acquisition	-	-	-	-	244.5
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Infinity's Unpaid Loss and LAE	0.9	1.3	1.5	2.0	-
As Adjusted [1]	$ 536.1	$ 497.5	$ 490.5	$ 483.6	$ 482.3
Insurance Expenses					
Kemper Specialty Auto - GAAP As Reported	$ 128.9	$ 114.7	$ 132.5	$ 160.8	$ 46.7
Infinity - Prior to Acquisition	-	-	-	-	60.8
Less: Impact of Purchase Accounting	3.9	(2.5)	21.8	45.1	-
As Adjusted [1]	$ 125.0	$ 117.2	$ 110.7	$ 115.7	$ 107.5
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	76.2%	74.3%	74.3%	73.8%	75.3%
As Adjusted [1] Expense Ratio	17.8%	17.5%	16.8%	17.7%	16.8%
As Adjusted [1] Underlying Combined Ratio	93.9%	91.8%	91.0%	91.5%	92.1%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2018 and including historical results of Kemper and Infinity in periods prior to acquisition date of July 2, 2018.

KEMPER

Earnings Call Presentation – 2Q 2019

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